CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2024, relating to the financial statements and financial highlights of Steward Funds Inc. comprising Steward Covered Call Income Fund, Steward Global Equity Income Fund, Steward International Enhanced Index Fund, Steward Select Bond Fund, Steward Values Enhanced Large Cap Fund (formerly, Steward Values-Focused Large Cap Enhanced Index Fund), Steward Values Enhanced Small-Mid Cap Fund (formerly, Steward Values-Focused Small-Mid Cap Enhanced Index Fund), Steward Equity Market Neutral Fund, Steward Large Cap Core Fund, Steward Large Cap Growth Fund and Steward Large Cap Value Fund, for the year ended April 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Chicago, Illinois

August 26, 2024